                                                                     EXHIBIT 24



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 1996 (except for matters discussed in Note 11 as to which the date of our report is August 16, 1996), included in this Form 10-KSB/A1, into the Company's previously filed Form S-3 Registration Statements (File Nos. 33-59055 and 033-65421).



/s/ ARTHUR ANDERSEN LLP
- --------------------------
    ARTHUR ANDERSEN LLP


New York, New York
August 16, 1996